Exhibit 99.1

Immersion Corporation Reports Second Quarter 2008 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Immersion Corporation (NASDAQ:IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today announced its second quarter 2008 financial results. Revenues were $9.3 million for the quarter ended June 30, 2008, compared to revenues of $8.6 million for the second quarter of 2007, an increase of 8%.

Net loss for the second quarter was $(3.1) million, compared to net income of $176,000 for the second quarter of 2007. Loss per share was $(0.10) for the quarter, compared to $0.01 diluted earnings per share for the second quarter of 2007.

Revenues were $17.5 million for the six months ended June 30, 2008, compared to revenues of $15.0 million for the first six months of 2007, an increase of 16%. Net loss for the first six months of 2008 was $(5.7) million, or $(0.19) loss per share, compared to net income of $116.0 million, or $3.81 diluted earnings per share, for the first six months of 2007. Net income for the first six months of 2007 included $134.9 million of litigation conclusions and patent license.

As of June 30, 2008, Immersion had cash, cash equivalents, and short-term investments totaling $129.4 million, compared to $140.0 million as of March 31, 2008. During the quarter, the Company bought back some of its own shares under the previously approved share repurchase program at a cost of $6.1 million.

In July, Immersion granted a worldwide license agreement for VibeTonz® technology to KTF Technologies Inc., a handset manufacturer in Korea.

“An important goal of ours for long term growth is increasing international sales and balancing the mix of domestic and international revenue,” said Immersion president and CEO Clent Richardson. “We are aggressively expanding our global reach to support our focused growth opportunities in medical, mobility, and touchscreen tactile feedback. Our efforts include staffing with the very best people and locating them where the opportunities exist around the world. We are already seeing positive and measurable results from our investments. Second quarter international revenues reached $4.5 million, almost 50% of total revenue and an increase of 25% compared to the year ago quarter.”

Immersion will host a conference call with company management on Thursday, July 31, 2008 from 5:00 to 6:00 p.m. Eastern time to discuss operating results for the second quarter ended June 30, 2008. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 29315678. The call will be archived and available for replay until 8:59 p.m. Pacific time on August 7, 2008 by dialing +1 800.642.1687 and entering confirmation number 29315678. The call will also be simulcast on the Internet through Immersion Corporation’s Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until August 1, 2009.

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion’s technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements relating to Immersion’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion’s expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

For a more detailed discussion of these factors and other factors that could cause Immersion’s actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
				(1)
Revenues:
Royalty and license	$3,171	$2,747	$6,632	$4,958
Product sales	5,386	5,289	9,237	8,879
Development contracts and other	756	559	1,599	1,172
Total revenues	9,313	8,595	17,468	15,009

Costs and expenses:
Cost of product sales (exclusive of amortization of intangibles shown separately below)	2,570	2,427	4,656	3,970
Sales and marketing	4,258	3,030	7,700	5,733
Research and development	2,855	2,513	6,084	5,056
General and administrative	5,084	3,122	9,347	6,381
Amortization of intangibles	170	242	405	496
Litigation conclusions and patent license	-	-	-	(134,900)
Total costs and expenses	14,937	11,334	28,192	(113,264)

Operating income (loss)	(5,624)	(2,739)	(10,724)	128,273
Interest and other income (expense), net	909	1,413	2,416	1,368

Income (loss) before provision for income taxes	(4,715)	(1,326)	(8,308)	129,641

Benefit (provision) for income taxes	1,624	1,502	2,632	(13,627)

Net income (loss)	$(3,091)	$176	$(5,676)	$116,014

Basic net income (loss) per share	$(0.10)	$0.01	$(0.19)	$4.49

Shares used in calculating basic
net income (loss) per share	30,356	26,297	30,417	25,822

Fully diluted net income (loss) per share	$(0.10)	$0.01	$(0.19)	$3.81

Shares used in calculating fully diluted net income (loss) per share	30,356	28,489	30,417	30,566

(1) Restated to increase income tax provision by $6.6 million

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$97,535	$86,493
Short-term investments	31,835	51,619
Accounts receivable, net	5,315	5,494
Inventories, net	4,328	3,674
Deferred income taxes	3,857	3,351
Prepaid expenses and other current assets	4,200	3,036
Total current assets	147,070	153,667

Property and equipment, net	2,636	2,112
Deferred tax assets, net	3,999	4,031
Intangibles and other assets, net	9,560	8,558

TOTAL ASSETS	$163,265	$168,368

LIABILITIES
Accounts payable	$1,647	$1,657
Accrued compensation	2,900	1,828
Other current liabilities	2,479	2,629
Deferred revenue and customer advances	5,439	4,478
Total current liabilities	12,465	10,592

Long-term liabilities and deferred revenue	17,494	15,989
TOTAL LIABILITIES	29,959	26,581

STOCKHOLDERS’ EQUITY	133,306	141,787

TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$163,265	$168,368

(1) Derived from Immersion’s annual audited consolidated financial statements.

CONTACT:
Immersion Corporation
Stephen Ambler, +1-408-467-1900
invest@immersion.com